UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a−101)

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Rexahn Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Rexahn Pharmaceuticals, Inc. Announces Adjournment of Annual Meeting

Rexahn Pharmaceuticals, Inc. announced that the June 14th, 2018 Annual Meeting is being adjourned until June 27th, 2018 to solicit additional votes on the approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 50,000,000 to 100,000,000.

Our Board of Directors believes the availability of additional authorized but unissued shares will provide the Company with greater flexibility to issue common stock for a variety of corporate purposes without the delay and expense associated with convening a special meeting of shareholders. The additional shares may be used for various purposes, including, without limitation, raising capital and expanding our business or research and development programs through the acquisition of other businesses or products.

Leading independent proxy advisory firm Institutional Shareholder Services Inc. (“ISS”) also recommends that our shareholders vote for this proposal, stating that the size of the proposed increase is reasonable and that ISS has no concerns with our past use of shares.

Given the importance of the proposal to approve an increase in authorized shares and that a majority of votes to date are in favor of the proposal, we want to give shareholders who have yet to vote additional time to vote. This adjournment will allow for the solicitation of additional votes on this proposal. The annual meeting is scheduled to reconvene on Wednesday, June 27th, 2018 at 8:00 am EST at the Radisson Hotel located in Rockville, Maryland.

Please vote your shares of stock now so that your vote can be counted without delay.  Voting is easy. You may use one of the options below to ensure that your vote is promptly recorded in time for the Annual Meeting:

▪	VOTE BY TOUCH-TONE PHONE: You may cast your vote by calling the toll-free number on the enclosed proxy card. Follow the instructions on your proxy card to cast your vote.

▪	VOTE VIA THE INTERNET: You may cast your vote by logging onto the website identified on the enclosed proxy card and following the instructions on the screen.

▪	VOTE BY MAIL: You may cast your vote by mail by completing, signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

If you have any questions or require further assistance in voting your shares, please contact our proxy solicitor Alliance Advisors toll-free at 833-782-7145.

Sincerely,

/s/ Douglas Swirsky

Douglas Swirsky
Chief Financial Officer

IF YOU HAVE RECENTLY MAILED YOUR PROXY CARD OR CAST YOUR VOTE BY
PHONE OR INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.